UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 5, 2013

CARBO Ceramics Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-15903	72-1100013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 300 Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

(281) 921-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2013, Mark L. Edmunds, Vice President of Operations of CARBO Ceramics Inc. (the “Company”) informed the Company that he has decided to retire. Mr. Edmunds will cease to serve as an officer of the Company effective May 1, 2013. Mr. Edmunds plans to continue his employment with the Company through June 28, 2013 in order to assist with the transition of his responsibilities.

Item 7.01. Regulation FD Disclosure.

Roger L. Riffey has been elected as the Vice President of Manufacturing of the Company effective May 1, 2013, and will assume Mr. Edmunds’ duties as of such date. Since July 2010, Mr. Riffey has served as the Plant Manager for the Company’s manufacturing facility in Toomsboro, Georgia. He also served as the Company’s Supply Chain and Customer Service Manager from July 2006 to July 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO CERAMICS INC.
Date: April 10, 2013

	By:	/s/ R. Sean Elliott
Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary